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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Financial Security Corp.

    We consent to the incorporation by reference in this Registration Statement of Pinnacle Banc Group, Inc. on Form S-4 related to the acquisition of Financial Security Corp. by Pinnacle Banc Group, Inc., filed with the Securities and Exchange Commission of our report dated February 10, 1996 on the 1995 consolidated financial statements of Financial Security Corp. We also consent to the reference to us under "Experts" in this Registration Statement of Pinnacle Banc Group, Inc. on Form S-4.

                                          /s/ Crowe, Chizek and Company LLP

Oak Brook, Illinois
July 26, 1996